CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #431 to the Registration Statement on Form N-1A of Advisor Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for Logan Capital Large Cap Growth Fund, Logan Capital International Fund, Logan Capital Small Cap Growth Fund, and Logan Capital Large Cap Core Fund (the “Funds”), each a series of Advisor Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 25, 2012